Exhibit 10.1

SHARES PURCHASE AGREEMENT

SHARES PURCHASE AGREEMENT (this “Agreement”), dated as of June 2, 2023, by and between Fresh2 Group Limited, a British Virgin Islands corporation (the “Company”), and Applegreen LLC (the “Investor”).

A. The Company wishes to sell to the Investor, and the Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, ordinary shares. For each Class A ordinary share purchased, the Investor shall receive from the Company one warrant from the Company. The warrants are exercisable within 2 years from the date of issuance and have an exercise price of US$4.2. The share purchasing price shall be $0.2 per share ($4 per ADS), and the purchased shares shall collectively be referred to herein as the “Securities”. The Investor will invest USD$4,400,000 in the Company to acquire an aggregate number of 22,000,000 class A ordinary shares and 22,000,000 warrants.

B. The sale of the Securities by the Company to the Investor will be effected in reliance upon the exemption from securities registration afforded by Section 4(a)(2) under the Securities Act.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES.

1.1 Share Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Investor agrees to purchase the Securities for an aggregate purchase price of US$4,400,000 (the “Share Purchase Price”). The Investor shall wire investment fund to the Company designated bank account (per the Company’s wiring instruction in Exhibition A) within fifteen business days after effectiveness of this Agreement. The date on which the closing of such purchase and sale occurs (the “Share Closing”) is hereinafter referred to as the “Share Closing Date”. The Share Closing will be deemed to occur when (A) this Agreement has been executed and delivered by the Company and the Investor, (B) each of the conditions to the Share Closing described in Section 5 of this Agreement has been satisfied or waived as specified therein and (C) full payment of the Share Purchase Price has been made by the Investor to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Securities being purchased by the Investor, registered in the name and address of the Investor as is set forth on the signature page hereto. At the Share Closing, for each Class A ordinary share purchased, the Investor shall receive from the Company two warrants of the Company, for an aggregate of 22,000,000 warrants. The warrants are exercisable within 2 years from the date of issuance and have an exercise price of US$4.2.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For the purposes of this definition, “control” (including the terms “controlling” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“ADSs” refers to our American depositary shares, each of which represents twenty Class A ordinary shares.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which The NASDAQ Stock Market is closed or on which banks in The City of New York are required or authorized by law to be closed.

“Closing” means each of the Share Closing.

“Closing Date” means each of the Share Closing Date “Commission” means the Securities and Exchange Commission.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof having jurisdiction over the Company and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Law” means any applicable federal, state, local or foreign or provincial law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Authority, including common law.

“Material Adverse Effect” means, with respect to any Person, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences (i) has or would be reasonably expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of such Person and its Subsidiaries, if any, taken as a whole, or (ii) that prevents or materially delays or materially impairs the ability of such Person to consummate the transactions contemplated by this Agreement.

“NASDAQ” means the NASDAQ Stock Market.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Rule 506” means Rule 506 promulgated under Regulation D under the Securities Act or any successor provision.

“SEC Reports” means (i) the Company’s Form 20-F for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on April 30, 2021, and (ii) each form, document, statement and report filed by the Company since September 20, 2019.

“Securities” has the meaning specified in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Share Closing” has the meaning specified in Section 1.1 of this Agreement.

“Share Closing Date” has the meaning specified in Section 1.1 of this Agreement.

“Share Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company and agrees with the Company, that, as of the date hereof:

2.1 Enforceability. The Investor has the requisite power and authority to purchase the Securities to be purchased by him hereunder and to execute, deliver and perform its obligations pursuant to this Agreement. This Agreement constitutes, upon execution and delivery thereof, the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 Investor Status. At the time the Investor was offered the Securities, the Investor was and at the date hereof, is (i) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) not formed or organized with the specific purpose of making an investment in the Company. The Investor’s financial condition is such that he is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of his entire investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to his investment in the Securities.

2.3 Disqualification. The Investor represents that neither the Investor, nor any person or entity with whom the Investor shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Investor also agrees to notify the Company if Investor or any person or entity with whom Investor or any person or entity with whom Investor shares beneficial ownership of Company securities becomes subject to such disqualifications after the date hereof (so long as Investor or any such person beneficially owns any equity securities of the Company).

2.4 Purchase Entirely for Own Account. The Investor is acquiring the Securities for his own account and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. The Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

2.5 Information. The Investor acknowledges that he has been provided with information regarding the business, operations and financial condition of the Company and has, prior to the date hereof, been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company in order for the Investor to make an informed decision with respect to his investment in the Securities. The Investor has sought such accounting, legal and tax advice as well as language translation since this agreement is written in English as he deems appropriate in connection with his proposed investment in the Securities.

2.6 Securities Not Registered in the United States. The Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Investor until a subsequent disposition thereof is registered under the Securities Act, including pursuant to the Registration Statement, or is exempt from such registration.

2.7 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to him in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

2.8 Securities Ownership. The Investor’s investment in the Securities is not for the purpose of acquiring, directly or indirectly, control of, and they have no intent to acquire or exercise control of, the Company.

2.9 Investor’s Financing. At the Closing, the Investor will have all funds necessary to pay to the Company the Share Purchase Price for the Securities being purchased by the Investor hereby in immediately available funds.

2.10 Brokers. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

2.11 No Governmental Review. The Investor understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.12 No General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

2.13 Reliance on Information. The Investor has, in connection with the Investor’s decision to purchase the Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and in the SEC Reports, and the Investor has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of the Investor’s own counsel and has not relied upon or consulted counsel of the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor and agrees with the Investor that, as of the date hereof:

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to carry on its business as now conducted. The Company is not in violation of its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation would not, individually or in the aggregate, have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Securities to the Investor in accordance with the terms hereof. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not have a Material Adverse Effect.

3.3 Enforcement. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) with respect to the enforcement of any rights to indemnity and contribution, federal and state securities laws and principles of public policy.

3.4 Disqualification. The Company is not disqualified from relying on Rule 506 for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investor.

3.5 Capitalization. The capitalization of the Company, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s equity plans and agreements and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any ADSs, is as set forth in the SEC Reports. Other than as contemplated by this Agreement and as described in the SEC Reports, there are no options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder, or the Board of Directors is required for the issuance and sale of the Securities.

3.6 Due Authorization; Valid Issuance. The Securities are duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free of pre-emptive or similar rights and free and clear of all liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the private placement contemplated hereby).

3.7 General Solicitation; No Integration. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Securities.

3.8 Stockholder Consent. No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

4.	OTHER AGREEMENTS OF THE PARTIES.

4.1 Transfer Restrictions.

(a) The Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b) The Investor agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any certificate evidencing Securities substantially to the following effect:

“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT.”

5.	CONDITIONS TO CLOSING.

5.1 Conditions to Investor’s Obligations at the Closings. The Investor’s obligations to effect the Closing, including without limitation its obligation to purchase the Securities at Closing, are conditioned upon the fulfillment (or waiver by the Investor in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.1.1	the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2	After receiving the full amount of the Share Purchase Price $4,400,000 wired to the Company Bank account, the Company shall issue to the Investor 22,000,000 class A ordinary shares. The Company shall issue to the Investor 22,000,000 warrants purchased under this Agreement and execute the warrant agreement.

5.2 Conditions to Company’s Obligations at the Closings. The Company’s obligations to effect the Closing with the Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1	the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

5.2.2	the Investor shall have tendered to the Company the Share Purchase Price for the Securities being purchased by it at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit A hereto. The Investor shall execute the warrant agreement for the issuance of the warrants purchased under this Agreement.

6.	MISCELLANEOUS.

6.1 Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other party, if the Closings have not been consummated within five business days after effectiveness of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party.

6.2 Liquidated Damages.

6.2.1	If (a) the Investor has completed its obligations under Sections 5.1.1 and 5.1.2, and has tendered the Share Purchase Price as required in Section 5.2.2, and (b) the Company fails to complete the obligations set forth in Section 5.1, then upon receipt of written or email request from the Investor, the Company shall promptly return to the Investor any cash deposit to the Company Bank Account made by the investor within 5 business days; the Investor is entitle to a penalty payment by the company to the Investor at the rate of 1% per day if the cash is not returned to the investor after the 5 business days post notification.

6.2.2	If (a) the Company has completed its obligations under Section 5.2.1 and has tendered the Securities as required in 5.1.2, and (b) the Investor fails to complete the obligations set forth in Section 5.2 or otherwise fails to consummate the transaction, then the Company shall have no obligation to issue the Securities.

The Company shall pay all expenses incurred by the Investor enforcing of this Agreement including the Investor’s legal, litigation fees, court costs and expenses.

6.2.3	This Section 6.2 shall survive any termination or expiration of this Agreement.

6.3 Survival; Severability. The covenants and indemnities, agreements, representations and warranties made by the parties herein shall survive the Closings, provided, however, that the representations and warranties set forth or made by the Investor herein will terminate upon the final sale of the Securities. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the written consent of the other party.

6.5 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Company and the Investor will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby waives all rights to a trial by jury.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or any Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Attn: Xingyan Gao

Fresh2 Group Limited

Address: 801 Bixing Street, Bihu County, Lishui, Zhejiang Province 323006, China

Email: xingyan_gao@anpac.cn

Telephone: +86-21-51085515

If to the Investor:

Attn: Jun Zhao

Address: 39 applegreen dr, old Westbury, NY 11568

Email: nycjunzhao@gmail.com

Telephone: +1 (917) 282-0446

6.10 Fees and Expenses. The Company shall pay all expenses incurred incident to the negotiation, preparation, execution, delivery and performance of this Agreement, including reasonable fees and expenses of the Investor’s legal advisers incurred on or prior to the Closing Dates. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the sale and issuance of his Securities. Upon request by written or email notice from the Investor, the Company shall remove within 5 business days all the legend of any certificate evidencing that the Security is registered, and all restriction written per section 4.1.a and 4.1.b removed; the Company shall pay all expenses incurred to remove the legend and registered the Security.

6.11 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Investor, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

Fresh2 Group Limited

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Chief Executive Officer

INVESTOR

Applegreen LLC

By:	/s/ DUO LIU
NAME:	DUO LIU
Title:	MANAGING MEMBER

EXHIBIT A

WIRE INSTRUCTIONS

Beneficiary Name: (required): Fresh2 Group Limited

Beneficiary Account Number: (required) : 8868021836

Beneficiary Address: (optional): 1675 Broadway FL35 New York NY 10019

Bank Routing Number: (domestic wires): 322070381

Bank Routing/ Swift Code: (international wires): EWBKUS66XXX

Receiving Bank Name: East West Bank

Receiving Bank Address: (branch address): 9300 Flair Drive, 4th Fl. El Monte, CA 91731